CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	October 24, 2011
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2011 RESULTS

Quarterly Highlights

▪	Net interest margin of 4.14%
▪	Provision for loan losses at $7.7 million
▪	Loan growth of $22.4 million since June 30, 2011
▪	Deposit growth of $92.9 million since June 30, 2011
▪	Entered SBLF and exited TARP
▪	Repurchased Warrant from U.S. Treasury

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income (in millions)	$7.4	$6.9	$21.8	$17.3
Net income available to common stockholders (in millions)	3.4	5.6	15.2	13.4
Diluted earnings per common share	0.20	0.34	0.92	0.81

Return on average assets	0.33%	0.55%	0.50%	0.45%
Return on average common equity	4.97	8.76	7.77	7.32
Net interest margin	4.14	4.18	4.18	4.09

“We are very pleased with Heartland's solid third quarter earnings of $7.4 million. Most performance measures are moving in a positive direction with growth in loans, deposits and noninterest income. We are especially gratified with the fact that our net interest margin has remained above four percent for nine consecutive quarters.”
Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 24, 2011-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $7.4 million for the quarter ended September 30, 2011, compared to $6.9 million for the third quarter of 2010, an increase of $468,000 or 7 percent. Net income available to common stockholders was $3.4 million, or $0.20 per diluted common share, for the quarter ended September 30, 2011, compared to $5.6 million, or $0.34 per diluted common share, for the third quarter of 2010. Return on average common equity was 4.97 percent and return on average assets was 0.33 percent for the third quarter of 2011, compared to 8.76 percent and 0.55 percent, respectively, for the same quarter in 2010.

Net income for the third quarter of 2011 remained higher than net income for the third quarter of 2010 despite a $2.9 million or 61 percent increase in provision for loan losses, which resulted primarily from weaknesses recently identified in one significant loan relationship. Earnings for the third quarter of 2011 in comparison to the third quarter of 2010 were positively affected by increased gains on sale of loans, decreased losses on repossessed assets and a smaller provision for income taxes. Net income available to common stockholders decreased significantly during the third quarter of 2011 primarily due to the recognition of $2.6 million in remaining unamortized discount on preferred stock. On September 15, 2011, Heartland joined the Small Business Lending Fund ("SBLF"). Simultaneous with receipt of the SBLF funds, Heartland redeemed the $81.7 million of preferred stock issued to the U.S. Treasury in December 2008 under the Capital Purchase Program, a part of the Troubled Asset Relief Program ("TARP"). Exclusive of this one-time event, net income available to common stockholders for the third quarter of 2011 would have been $6.0 million or $0.36 per diluted common share.

Net income recorded for the first nine months of 2011 was $21.8 million, compared to $17.3 million recorded during the first nine months of 2010, an increase of $4.5 million or 26 percent. Net income available to common stockholders was $15.2 million, or $0.92 per diluted common share, for the nine months ended September 30, 2011, compared to $13.4 million, or $0.81 per diluted common share, earned during the first nine months of 2010. Return on average common equity was 7.77 percent and return on average assets was 0.50 percent for the first nine months of 2011, compared to 7.32 percent and 0.45 percent, respectively, for the same period in 2010.

Earnings for the first nine months of 2011 compared to the first nine months of 2010 were positively affected by increased securities gains, gains on sale of loans and net interest income, combined with reductions in net losses on repossessed assets, FDIC insurance assessments and provision for loan and lease losses. The effect of these improvements was partially offset by increases in salaries and employee benefits, professional fees and other noninterest expenses.

Commenting on Heartland's quarterly results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer, said, “We are very pleased with Heartland's solid third quarter earnings of $7.4 million. Most performance measures are moving in a positive direction with growth in loans, deposits and noninterest income. We are especially gratified with the fact that our net interest margin has remained above four percent for nine consecutive quarters.”

Net Interest Margin Remains Above 4.00 Percent

Net interest margin, expressed as a percentage of average earning assets, was 4.14 percent during the third quarter of 2011 compared to 4.18 percent for the third quarter of 2010. For the nine-month periods ended September 30, net interest margin was 4.18 percent during 2011 and 4.09 percent during 2010. The continuation of a net interest margin above 4.00 percent has been a direct result of Heartland's price discipline, the effect of which would have been more significant had it not been for the amount of foregone interest on nonaccrual loans not covered by loss share agreements, which had balances of $72.6 million or 3.06 percent of total loans and leases at September 30, 2011, and $85.2 million or 3.61 percent of total loans and leases at September 30, 2010.

Fuller said, “Our net interest margin has been relatively stable throughout 2011 with a slight decline during the third quarter to 4.14 percent. Looking ahead, it will be increasingly difficult to manage our net interest margin above four percent. We have moved closer to a bottom on our deposit rates, reinvestment rates on maturing securities have fallen dramatically and our loan rates are presently impacted by competition for new loans.”

Net interest income on a tax-equivalent basis totaled $37.8 million during the third quarter of 2011, a decrease of $194,000 or 1 percent from the $38.0 million recorded during the third quarter of 2010. For the first nine months of 2011, net interest income on a tax-equivalent basis was $112.8 million, an increase of $1.9 million or 2 percent from the $110.9 million recorded during the first nine months of 2010.

On a tax-equivalent basis, interest income in the third quarter of 2011 was $49.1 million compared to $51.5 million in the third quarter of 2010, a decrease of $2.4 million or 5 percent. The $21.6 million or 1 percent growth in average earning assets during the third quarter of 2011 compared to the same period in 2010 was not enough to compensate for the decrease in the average interest rate earned on these assets which was 5.38 percent during the third quarter of 2011 compared to 5.67 percent during the third quarter of 2010. A majority of the reduction in the average interest rate earned was in the securities portfolio which earned 3.56 percent during the third quarter of 2011 compared to 4.05 percent during the third quarter of 2010. Additionally, average total securities as a percent of total earning assets was 35 percent for the third quarter of 2011 compared to 34 percent during the third quarter of 2010. For the first nine months of 2011, interest income on a tax-equivalent basis was $148.4 million compared to $153.8 million during the same period in 2010, a decrease of $5.4 million or 4 percent. The $25.7 million or 1 percent growth in average earning assets during the first nine months of 2011 compared to the same period in 2010 was offset by the impact of a decrease in the average interest rate earned on these assets which was 5.50 percent during the first nine months of 2011 compared to 5.74 percent during the first nine months of 2010, primarily due to the decrease in the average interest rate earned on total securities which was 3.79 percent in 2011 compared to 4.28 percent in 2010.

Interest expense for the third quarter of 2011 was $11.4 million, a decrease of $2.2 million or 16 percent from $13.6 million in the third quarter of 2010. On a nine-month comparative basis, interest expense decreased $7.4 million or 17 percent. Average interest bearing liabilities decreased $81.9 million or 3 percent for the quarter ended September 30, 2011, as compared to the same quarter in 2010. For the nine months ended September 30, 2011, average interest bearing liabilities decreased $128.1 million or 4 percent as compared to the first nine months of 2010. These decreases resulted primarily from an outflow of higher cost certificates of deposit and a reduction in other borrowings. The average interest rates paid on Heartland's interest bearing deposits and borrowings declined 24 basis points to 1.50 percent in the third quarter of 2011 from 1.74 percent in the third quarter of 2010. On a nine-month comparative basis, the average interest rate paid on Heartland's deposits and borrowings declined 25 basis points to 1.58 percent in 2011 from 1.83 percent in 2010.

Noninterest Income Increases; Noninterest Expense Decreases

Noninterest income was $13.3 million during the third quarter of 2011 compared to $12.6 million during the third quarter of 2010, an increase of $653,000 or 5 percent. Included in the noninterest income for the third quarter of 2010 was a $1.2 million valuation adjustment on mortgage servicing rights that did not recur in 2011. The category contributing most significantly to this improvement was gains on sale of loans, which resulted from increased refinancing activity as long-term mortgage loan rates fell to all-time lows, combined with the recent opening of loan production offices in Reno, Nevada; Austin, Texas; and San Diego, California. The improvement in gains on sale of loans was offset by reduced loan servicing income and a decrease in other noninterest income, primarily attributable to payment to the FDIC for recoveries on loans covered under loss share agreements. For the nine-month period ended September 30, noninterest income was $40.5 million in 2011 compared to $34.0 million in 2010, an increase of $6.5 million or 19 percent. Securities gains totaled $8.9 million for the first nine months of 2011 compared to $4.7 million for the first nine months of 2010. Volatility in the bond market provided opportunities in 2011 to swap securities from one sector of the portfolio to another without significantly changing the duration of the portfolio. One such strategy was the sale of taxable municipal bonds and the reinvestment into tax-exempt municipal bonds. Another strategy initiated in the second quarter of 2011 shifted a portion of the securities portfolio from agencies to treasuries and shorter-term mortgage-backed securities. Other categories contributing to the increase for the nine-month comparative period were service charges and fees, trust fees, brokerage and insurance commissions, gains on sale of loans and other noninterest income, which included gains on loans covered under loss share agreements.

Fuller commented, “After only nine months in operation, our new Heartland Mortgage and National Residential units have transformed our mortgage origination business. As these units expand both within and outside the Heartland footprint, we are optimistic that we will see continued increases in mortgage loan originations from both new purchases and refinancing activity.”

Loan servicing income decreased $781,000 or 42 percent for the third quarter of 2011 as compared to the third quarter of 2010 and $981,000 or 20 percent for the first nine months of 2011 compared to the first nine months of 2010. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was

$743,000 during the third quarter of 2011 compared to $1.8 million during the third quarter of 2010 and amortization of mortgage servicing rights was $1.1 million during the third quarter of 2011 compared to $1.3 million during the third quarter of 2010. Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $908,000 during the third quarter of 2011 compared to $778,000 during the third quarter of 2010. The portfolio of mortgage loans serviced for others by Heartland totaled $1.47 billion at September 30, 2011, compared to $1.29 billion at September 30, 2010.

For the third quarter of 2011, noninterest expense totaled $31.9 million, a decrease of $1.6 million or 5 percent from the same quarter of 2010. Included in noninterest expense during the third quarter of 2010 was a $1.6 million goodwill impairment charge. Other reductions in noninterest expense during the third quarter of 2011 compared to the third quarter of 2010 were $533,000 or 40 percent in FDIC insurance assessments and $2.8 million or 67 percent in net losses on repossessed assets. The effect of these reductions was partially offset by a $2.2 million or 14 percent increase in salaries and employee benefits, a large portion of which resulted from the expansion of residential loan origination via the addition of National Residential Mortgage. For the nine-month period ended September 30, noninterest expense totaled $97.1 million in 2011 compared to $91.9 million in 2010, a $5.2 million or 6 percent increase. Contributing to this increase in noninterest expense was a $6.9 million or 15 percent increase in salaries and employee benefits for the nine-month comparative period, primarily attributable to the expansion of residential loan origination. Also contributing to the increase in noninterest expense was additional professional fees, primarily associated with the workout and disposition of nonperforming assets and the services provided to Heartland by third-party consultants, and increases in other noninterest expenses, a portion of which was associated with a writedown on land in Phoenix, Arizona, which had originally been purchased for branch expansion but has now been listed for sale. The effect of these increases was mitigated by a $1.2 million or 29 percent decrease in FDIC insurance assessments and a $2.4 million or 30 percent decrease in net losses on repossessed assets.

Heartland's effective tax rate was 28.37 percent for the first nine months of 2011 compared to 32.65 percent for the first nine months of 2010. Excluding the non-deductible goodwill impairment charge, Heartland's effective tax rate was 30.69 percent for the first nine months of 2010. During the third quarter of 2011, Heartland's income taxes included a $404,000 refund for state taxes attributable to the 2007 and 2008 tax years. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $599,000 during the first nine months of 2011 compared to $163,000 during the first nine months of 2010. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 25.87 percent during the first nine months of 2011 compared to 26.44 percent during the first nine months of 2010. The tax-equivalent adjustment for this tax-exempt interest income was $4.2 million during the first nine months of 2011 compared to $3.7 million during the first nine months of 2010.

Loan Demand Picks Up; Deposit Growth Continues With Improving Mix

At September 30, 2011, total assets were $4.11 billion, an increase of $113.2 million or 3 percent, over total assets of $4.00 billion at December 31, 2010. Securities represented 32 percent of total assets at both September 30, 2011, and December 31, 2010.

Total loans and leases, exclusive of those covered by loss share agreements, were $2.37 billion at September 30, 2011, compared to $2.34 billion at year-end 2010, an increase of $30.2 million or 2 percent annualized. Commercial and commercial real estate loans, which totaled $1.73 billion at September 30, 2011, increased $6.6 million or 1 percent annualized since year-end 2010. Residential mortgage loans, which totaled $179.6 million at September 30, 2011, increased $15.9 million or 13 percent annualized since year-end 2010. Agricultural and agricultural real estate loans, which totaled $256.9 million at September 30, 2011, increased $5.9 million or 3 percent annualized since year-end 2010. Consumer loans, which totaled $217.0 million at September 30, 2011, increased $2.5 million or 1 percent annualized since year-end 2010.

“Loan demand picked up in the third quarter with loans increasing at a 4 percent annualized rate. We believe this is merely the beginning of a growth trend in our loan portfolio as we redouble our efforts to reach out to qualified borrowers,” added Fuller.

Fuller also noted, “The Small Business Lending Fund, in which we are now participating, provides added incentive for us to reach out within our communities to enhance job creation and economic growth. Fueled by the possibility of lower funding cost, we will provide affordable credit to small commercial and agricultural clients, which will in turn help to increase employment and assist the economic recovery in the communities we serve.”

Total deposits were $3.17 billion at September 30, 2011, compared to $3.03 billion at year-end 2010, an increase of $139.6 million or 6 percent annualized. The composition of Heartland's deposits continued to shift from higher cost certificates of deposit to no cost demand deposits during the third quarter of 2011, as demand deposits increased $112.3 million or 26 percent annualized since year-end 2010. Time deposits, exclusive of brokered deposits, experienced a decrease of $75.1 million or 12 percent annualized since year-end 2010. At September 30, 2011, brokered time deposits totaled $44.2 million or 1 percent of total deposits compared to $37.3 million or 1 percent of total deposits at December 31, 2010.

Fuller said, “Demand deposit growth continues at a significant rate, increasing by $111 million or 19 percent over the third quarter in 2010. The increase in demand deposits was effectively matched with a corresponding decrease in time deposits. The result is an improving mix of total deposits, with demand deposits representing 22 percent, savings representing 52 percent and time deposits representing 26 percent.”

Increase in Provision for Loan Losses; Slight Increase in Nonperforming Assets

The allowance for loan and lease losses at September 30, 2011, was 1.86 percent of loans and leases and 60.85 percent of nonperforming loans compared to 1.82 percent of loans and leases and 47.12 percent of nonperforming loans at December 31, 2010, and 1.89 percent of loans and leases and 52.51 percent of nonperforming loans at September 30, 2010. The provision for loan losses was $7.7 million for the third quarter of 2011 compared to $4.8 million for the third quarter of 2010, a $2.9 million or 61 percent increase. A majority of the increase in provision for loan losses during the third quarter of 2011 was due to the establishment of an impairment reserve against a credit relationship in the Midwest due to concerns regarding continued repayment ability. While payments have remained current, future cash flows to service all debt under this relationship are beginning to come into question. For the first nine months of 2011, provision for loan losses was $21.6 million compared to $23.6 million for the first nine months of 2010. Additions to the allowance for loan and lease losses continued during 2011 because of the continued depressed economic conditions that impact individual credits and the impact those conditions have on the appraised values of collateral. When updated appraisals have been obtained, many reflect a decline in property values due primarily to a lack of recent comparable sales and an extension of absorption periods.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $72.6 million or 3.06 percent of total loans and leases at September 30, 2011, compared to $90.6 million or 3.87 percent of total loans and leases at December 31, 2010, and $85.2 million or 3.61 percent of total loans and leases at September 30, 2010. Nonperforming loans increased $4.5 million or 7 percent since June 30, 2011, primarily as a result of the continued depressed economic conditions in our Western markets. Approximately 62 percent, or $44.8 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 18 borrowers, are primarily concentrated in Heartland's banks serving the Western states, with $12.1 million originated by Summit Bank & Trust, $10.2 million originated by Arizona Bank & Trust, $9.5 million originated by Rocky Mountain Bank, $5.1 million originated by Wisconsin Community Bank, $4.9 million originated by New Mexico Bank & Trust and $3.0 million originated by Galena State Bank and Trust Company. The portion of Heartland's nonperforming loans covered by government guarantees was $3.1 million at September 30, 2011. The industry breakdown for nonperforming loans with individual balances exceeding $1.0 million, as identified using the North American Industry Classification System (NAICS), was $16.5 million for lot and land development, $11.5 million to lessors of real estate, $3.4 million for other activities related to real estate and $2.3 million for construction and development. The remaining $11.1 million was distributed among six other industries.

Delinquencies in each of the loan portfolios continue to be well-managed and no significant adverse trends have been identified. Loans delinquent 30 to 89 days as a percent of total loans were 0.54 percent at September 30, 2011, compared to 0.60 percent at June 30, 2011, 0.61 percent at March 31, 2011, 0.67 percent at December 31, 2010, and 1.65 percent at September 30, 2010.

Other real estate owned was $39.2 million at September 30, 2011, compared to $32.0 million at December 31, 2010, and $32.4 million at September 30, 2010. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During the first nine months of 2011, $16.4 million of other real estate owned was sold, $6.2 million during the third quarter, $4.9 million during the second quarter and $5.3 million during the first quarter.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the third quarter of 2011 and the first nine months of 2011:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
June 30, 2011	$72,590	$39,075	$188	$111,853
Loan foreclosures	(7,505)	7,326	179	—
Net loan charge offs	(4,134)	—	—	(4,134)
New nonperforming loans	19,122	—	—	19,122
Reduction of nonperforming loans(1)	(3,558)	—	—	(3,558)
OREO/Repossessed sales proceeds	—	(6,459)	(25)	(6,484)
OREO/Repossessed assets writedowns, net	—	(754)	(32)	(786)
Net activity at Citizens Finance Co.	—	—	88	88
September 30, 2011	$76,515	$39,188	$398	$116,101

(1) Includes principal reductions and transfers to performing status.

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2010	$95,498	$32,002	$302	$127,802
Loan foreclosures	(27,445)	27,200	245	—
Net loan charge offs	(20,079)	—	—	(20,079)
New nonperforming loans	54,042	—	—	54,042
Reduction of nonperforming loans(1)	(25,501)	—	—	(25,501)
OREO/Repossessed sales proceeds	—	(16,089)	(170)	(16,259)
OREO/Repossessed assets writedowns, net	—	(3,925)	(32)	(3,957)
Net activity at Citizens Finance Co.	—	—	53	53
September 30, 2011	$76,515	$39,188	$398	$116,101

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the third quarter of 2011 were $4.1 million compared to $8.4 million during the third quarter of 2010. A large portion of the net charge-offs in both years was related to nonfarm nonresidential real estate and construction, land development and other land loans.

“We are disappointed with the increased provision and the uptick in nonperforming loans during the quarter and will continue to focus significant resources on the reduction and resolution of nonperforming assets. Overall, we continue to believe that the trend is favorable, with nonperforming loans down 20 percent from their peak at year-end 2010,” Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 877-941-8609 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until October 22, 2012, by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.1 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona,

Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Interest Income
Interest and fees on loans and leases	$37,393	$38,756	$111,839	$114,354
Interest on securities and other:
Taxable	6,826	8,225	21,820	26,618
Nontaxable	3,370	3,282	10,452	9,178
Interest on federal funds sold	2	—	3	1
Interest on deposits in other financial institutions	—	1	1	13
Total Interest Income	47,591	50,264	144,115	150,164
Interest Expense
Interest on deposits	7,028	9,033	22,729	29,748
Interest on short-term borrowings	205	305	689	830
Interest on other borrowings	4,123	4,213	12,140	12,380
Total Interest Expense	11,356	13,551	35,558	42,958
Net Interest Income	36,235	36,713	108,557	107,206
Provision for loan and lease losses	7,727	4,799	21,581	23,648
Net Interest Income After Provision for Loan and Lease Losses	28,508	31,914	86,976	83,558
Noninterest Income
Service charges and fees	3,657	3,665	10,617	10,363
Loan servicing income	1,081	1,862	3,928	4,909
Trust fees	2,384	2,267	7,519	6,778
Brokerage and insurance commissions	918	739	2,622	2,236
Securities gains, net	2,085	2,158	8,930	4,664
Gain (loss) on trading account securities	(83)	18	214	(198)
Gains on sale of loans	3,183	2,394	5,893	4,275
Valuation adjustment on mortgage servicing rights	—	(1,239)	—	(1,239)
Income on bank owned life insurance	208	396	942	1,003
Other noninterest income	(171)	349	(126)	1,245
Total Noninterest Income	13,262	12,609	40,539	34,036
Noninterest Expense
Salaries and employee benefits	17,736	15,502	53,402	46,499
Occupancy	2,396	2,287	6,995	6,782
Furniture and equipment	1,392	1,515	4,161	4,561
Professional fees	3,110	2,621	9,182	7,381
FDIC insurance assessments	798	1,331	2,929	4,135
Advertising	1,191	906	3,154	2,772
Intangible assets amortization	141	149	431	445
Goodwill impairment charge	—	1,639	—	1,639
Net loss on repossessed assets	1,409	4,219	5,552	7,919
Other noninterest expenses	3,690	3,277	11,287	9,789
Total Noninterest Expense	31,863	33,446	97,093	91,922
Income Before Income Taxes	9,907	11,077	30,422	25,672
Income taxes	2,549	4,187	8,631	8,382
Net Income	7,358	6,890	21,791	17,290
Net income (loss) attributable to noncontrolling interest, net of tax	(20)	30	5	80
Net Income Attributable to Heartland	7,338	6,920	21,796	17,370
Preferred dividends and discount	(3,947)	(1,336)	(6,619)	(4,008)
Net Income Available to Common Stockholders	$3,391	$5,584	$15,177	$13,362
Earnings per common share-diluted	$0.20	$0.34	$0.92	$0.81
Weighted average shares outstanding-diluted	16,585,021	16,465,650	16,569,376	16,453,670

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Interest Income
Interest and fees on loans and leases	$37,393	$37,480	$36,966	$37,440	$38,756
Interest on securities and other:
Taxable	6,826	7,583	7,411	7,889	8,225
Nontaxable	3,370	3,518	3,564	3,438	3,282
Interest on federal funds sold	2	1	—	—	—
Interest on deposits in other financial institutions	—	—	1	1	1
Total Interest Income	47,591	48,582	47,942	48,768	50,264
Interest Expense
Interest on deposits	7,028	7,675	8,026	8,524	9,033
Interest on short-term borrowings	205	225	259	330	305
Interest on other borrowings	4,123	4,081	3,936	4,068	4,213
Total Interest Expense	11,356	11,981	12,221	12,922	13,551
Net Interest Income	36,235	36,601	35,721	35,846	36,713
Provision for loan and lease losses	7,727	3,845	10,009	8,860	4,799
Net Interest Income After Provision for Loan and Lease Losses	28,508	32,756	25,712	26,986	31,914
Noninterest Income
Service charges and fees	3,657	3,599	3,361	3,537	3,665
Loan servicing income	1,081	1,298	1,549	2,323	1,862
Trust fees	2,384	2,656	2,479	2,428	2,267
Brokerage and insurance commissions	918	856	848	948	739
Securities gains, net	2,085	4,756	2,089	2,170	2,158
Gain (loss) on trading account securities	(83)	81	216	107	18
Gains on sale of loans	3,183	1,308	1,402	3,813	2,394
Valuation adjustment on mortgage servicing rights	—	—	—	1,239	(1,239)
Income on bank owned life insurance	208	331	403	463	396
Other noninterest income	(171)	(216)	261	1,265	349
Total Noninterest Income	13,262	14,669	12,608	18,293	12,609
Noninterest Expense
Salaries and employee benefits	17,736	17,480	18,186	16,892	15,502
Occupancy	2,396	2,213	2,386	2,339	2,287
Furniture and equipment	1,392	1,360	1,409	1,543	1,515
Professional fees	3,110	3,053	3,019	3,065	2,621
FDIC insurance assessments	798	786	1,345	1,306	1,331
Advertising	1,191	1,113	850	1,058	906
Intangible assets amortization	141	144	146	146	149
Goodwill impairment charge	—	—	—	—	1,639
Net loss on repossessed assets	1,409	2,511	1,632	7,345	4,219
Other noninterest expenses	3,690	3,683	3,914	3,623	3,277
Total Noninterest Expense	31,863	32,343	32,887	37,317	33,446
Income Before Income Taxes	9,907	15,082	5,433	7,962	11,077
Income taxes	2,549	4,870	1,212	1,464	4,187
Net Income	7,358	10,212	4,221	6,498	6,890
Net income (loss) attributable to noncontrolling interest, net of tax	(20)	9	16	35	30
Net Income Attributable to Heartland	7,338	10,221	4,237	6,533	6,920
Preferred dividends and discount	(3,947)	(1,336)	(1,336)	(1,336)	(1,336)
Net Income Available to Common Stockholders	$3,391	$8,885	$2,901	$5,197	$5,584
Earnings per common share-diluted	$0.20	$0.54	$0.18	$0.31	$0.34
Weighted average shares outstanding-diluted	16,585,021	16,568,701	16,557,353	16,515,657	16,465,650

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Assets
Cash and cash equivalents	$81,605	$148,388	$86,278	$62,572	$141,702
Securities	1,323,464	1,193,480	1,244,447	1,264,564	1,211,297
Loans held for sale	36,529	15,770	8,317	23,904	41,047
Loans and leases:
Held to maturity	2,374,186	2,351,785	2,360,604	2,343,987	2,361,567
Loans covered by loss share agreements	14,766	16,190	19,201	20,800	23,557
Allowance for loan and lease losses	(44,195)	(40,602)	(43,271)	(42,693)	(44,732)
Loans and leases, net	2,344,757	2,327,373	2,336,534	2,322,094	2,340,392
Premises, furniture and equipment, net	110,127	118,828	119,954	121,012	121,940
Goodwill	25,909	25,909	25,909	25,909	25,909
Other intangible assets, net	12,601	13,103	13,440	13,466	11,510
Cash surrender value on life insurance	66,654	66,425	66,073	61,981	62,038
Other real estate, net	39,188	39,075	35,007	32,002	32,408
FDIC indemnification asset	992	1,035	1,396	2,294	1,939
Other assets	70,853	61,231	66,019	69,657	73,002
Total Assets	$4,112,679	$4,010,617	$4,003,374	$3,999,455	$4,063,184
Liabilities and Equity
Liabilities
Deposits:
Demand	$692,893	$649,523	$637,452	$580,589	$581,957
Savings	1,654,417	1,557,053	1,569,993	1,558,998	1,572,891
Brokered time deposits	44,225	39,225	39,225	37,285	37,285
Other time deposits	782,079	834,884	835,704	857,176	881,510
Total deposits	3,173,614	3,080,685	3,082,374	3,034,048	3,073,643
Short-term borrowings	173,199	168,021	194,934	235,864	196,533
Other borrowings	375,976	379,718	365,281	362,527	413,448
Accrued expenses and other liabilities	36,667	36,643	28,393	35,232	43,234
Total Liabilities	3,759,456	3,665,067	3,670,982	3,667,671	3,726,858
Equity
Preferred equity	81,698	79,113	78,798	78,483	78,168
Common equity	268,819	263,769	250,918	250,608	255,430
Total Heartland Stockholders' Equity	350,517	342,882	329,716	329,091	333,598
Noncontrolling interest	2,706	2,668	2,676	2,693	2,728
Total Equity	353,223	345,550	332,392	331,784	336,326
Total Liabilities and Equity	$4,112,679	$4,010,617	$4,003,374	$3,999,455	$4,063,184
Common Share Data
Book value per common share	$16.33	$16.04	$15.28	$15.26	$15.58
ASC 320 effect on book value per common share	$1.22	$0.86	$0.49	$0.60	$1.25
Common shares outstanding, net of treasury stock	16,459,338	16,442,437	16,418,228	16,425,055	16,392,091
Tangible Capital Ratio (1)	5.90%	5.92%	5.61%	5.60%	5.63%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended		For the Nine Months Ended
		9/30/2011	9/30/2010	9/30/2011	9/30/2010
Average Balances
Assets		4,063,327	4,012,107	4,034,215	4,010,084
Loans and leases, net of unearned		2,399,047	2,427,141	2,398,561	2,416,330
Deposits		3,110,978	3,018,928	3,083,548	3,028,173
Earning assets		3,624,559	3,602,953	3,607,348	3,581,675
Interest bearing liabilities		3,002,868	3,084,742	3,009,841	3,137,922
Common stockholders' equity		270,696	252,781	261,296	244,208
Total stockholders' equity		353,003	333,346	343,048	324,494
Tangible common stockholders' equity		242,886	222,771	233,341	214,035

Earnings Performance Ratios
Annualized return on average assets		0.33%	0.55%	0.50%	0.45%
Annualized return on average common equity		4.97%	8.76%	7.77%	7.32%
Annualized return on average common tangible equity		5.54%	9.94%	8.70%	8.35%
Annualized net interest margin(1)		4.14%	4.18%	4.18%	4.14%
Efficiency ratio(2)		65.07%	69.05%	67.24%	65.54%

(1) Tax equivalent basis is calculated an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Average Balances
Assets	$4,063,327	$4,014,290	$4,009,863	$4,091,276	$4,012,107
Loans and leases, net of unearned	2,399,047	2,388,088	2,399,656	2,414,799	2,427,141
Deposits	3,110,978	3,059,360	3,068,753	3,075,193	3,018,928
Earning assets	3,624,559	3,600,095	3,583,883	3,637,735	3,602,953
Interest bearing liabilities	3,002,868	3,004,928	3,010,629	3,095,791	3,084,742
Common stockholders' equity	270,696	260,334	251,833	255,940	252,781
Total stockholders' equity	353,003	341,797	333,016	336,827	333,346
Tangible common stockholders' equity	242,886	232,381	223,736	227,696	222,771

Earnings Performance Ratios
Annualized return on average assets	0.33%	0.89%	0.29%	0.50%	0.55%
Annualized return on average common equity	4.97%	13.69%	4.67%	8.06%	8.76%
Annualized return on average common tangible equity	5.54%	15.34%	5.26%	9.06%	9.94%
Annualized net interest margin (1)	4.14%	4.23%	4.19%	4.05%	4.18%
Efficiency ratio (2)	65.07%	67.53%	69.17%	70.09%	69.05%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,725,586	$1,709,955	$1,727,530	$1,718,993	$1,714,592
Residential mortgage	179,628	173,808	169,513	163,726	170,543
Agricultural and agricultural real estate	256,857	255,257	253,189	250,943	260,393
Consumer	217,007	217,263	214,682	214,515	219,731
Direct financing leases, net	604	667	876	981	1,233
Unearned discount and deferred loan fees	(5,496)	(5,165)	(5,186)	(5,171)	(4,925)
Total loans and leases held to maturity	$2,374,186	$2,351,785	$2,360,604	$2,343,987	$2,361,567
Loans covered under loss share agreements:
Commercial and commercial real estate	$6,788	$7,315	$9,368	$10,056	$11,703
Residential mortgage	4,410	4,747	5,291	5,792	6,545
Agricultural and agricultural real estate	2,139	2,298	2,628	2,723	2,807
Consumer	1,429	1,830	1,914	2,229	2,502
Total loans and leases covered under loss share agreements	$14,766	$16,190	$19,201	$20,800	$23,557
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$72,629	$68,110	$87,970	$90,512	$85,190
Loans and leases past due ninety days or more as to interest or principal payments	—	—	3,038	85	—
Other real estate owned	38,640	38,642	34,532	31,731	32,129
Other repossessed assets	398	188	223	302	492
Total nonperforming assets not covered under loss share agreements	$111,667	$106,940	$125,763	$122,630	$117,811
Covered under loss share agreements:
Nonaccrual loans	$3,886	$4,480	$4,564	$4,901	$5,330
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	548	433	475	271	279
Other repossessed assets	—	—	—	—	—
Total nonperforming assets covered under loss share agreements	$4,434	$4,913	$5,039	$5,172	$5,609
Allowance for Loan and Lease Losses
Balance, beginning of period	$40,602	$43,271	$42,693	$44,732	$48,314
Provision for loan and lease losses	7,727	3,845	10,009	8,860	4,799
Charge-offs on loans not covered by loss share agreements	(5,985)	(8,076)	(9,785)	(11,133)	(8,735)
Charge-offs on loans covered by loss share agreements	(168)	(107)	(238)	(445)	(43)
Recoveries	2,019	1,669	592	679	397
Balance, end of period	$44,195	$40,602	$43,271	$42,693	$44,732
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	3.06%	2.90%	3.86%	3.87%	3.61%
Ratio of nonperforming assets to total assets	2.72%	2.67%	3.14%	3.07%	2.90%
Annualized ratio of net loan charge-offs to average loans and leases	0.66%	1.08%	1.59%	1.79%	1.37%
Allowance for loan and lease losses as a percent of loans and leases	1.86%	1.73%	1.83%	1.82%	1.89%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	60.85%	59.61%	47.55%	47.12%	52.51%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2011			September 30, 2010
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$971,156	$6,826	2.79%	$945,261	$8,225	3.45%
Nontaxable(1)	293,585	4,525	6.11	274,819	4,228	6.10
Total securities	1,264,741	11,351	3.56	1,220,080	12,453	4.05
Interest bearing deposits	1,896	2	0.42	3,584	1	0.11
Federal funds sold	217	—	—	960	—	—
Loans and leases:
Commercial and commercial real estate (1)	1,727,100	24,980	5.74	1,733,120	26,195	6.00
Residential mortgage	195,847	2,649	5.37	209,400	2,777	5.26
Agricultural and agricultural real estate (1)	257,934	3,821	5.88	261,640	4,022	6.10
Consumer	217,534	5,325	9.71	221,661	5,051	9.04
Direct financing leases, net	632	8	5.02	1,320	19	5.71
Fees on loans	—	1,009	—	—	1,016	—
Less: allowance for loan and lease losses	(41,342)	—	—	(48,812)	—	—
Net loans and leases	2,357,705	37,792	6.36	2,378,329	39,080	6.52
Total earning assets	3,624,559	49,145	5.38%	3,602,953	51,534	5.67%
Nonearning Assets	438,768			409,154
Total Assets	$4,063,327	$49,145		$4,012,107	$51,534
Interest Bearing Liabilities
Savings	$1,588,958	$2,165	0.54	$1,546,129	$3,041	0.78
Time, $100,000 and over	269,069	1,436	2.12	282,587	1,808	2.54
Other time deposits	585,589	3,427	2.32	637,516	4,184	2.60
Short-term borrowings	181,794	205	0.45	195,298	305	0.62
Other borrowings	377,458	4,123	4.33	423,212	4,213	3.95
Total interest bearing liabilities	3,002,868	11,356	1.50%	3,084,742	13,551	1.74%
Noninterest Bearing Liabilities
Noninterest bearing deposits	667,362			552,696
Accrued interest and other liabilities	40,094			41,323
Total noninterest bearing liabilities	707,456			594,019
Stockholders' Equity	353,003			333,346
Total Liabilities and Stockholders' Equity	$4,063,327			$4,012,107
Net interest income (1)		$37,789			$37,983
Net interest spread (1)			3.88%			3.93%
Net interest income to total earning assets (1)			4.14%			4.18%
Interest bearing liabilities to earning assets	82.85%			85.62%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2011			September 30, 2010
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$949,952	$21,820	3.07%	$950,772	$26,618	3.74%
Nontaxable (1)	297,141	13,519	6.08	256,544	12,033	6.27
Total securities	1,247,093	35,339	3.79	1,207,316	38,651	4.28
Interest bearing deposits	3,559	3	0.11	3,662	13	0.47
Federal funds sold	551	1	0.24	642	1	0.21
Loans and leases:
Commercial and commercial real estate (1)	1,736,296	75,159	5.79	1,726,399	76,853	5.95
Residential mortgage	189,310	7,542	5.33	201,410	7,994	5.31
Agricultural and agricultural real estate (1)	256,284	11,720	6.11	260,237	12,104	6.22
Consumer	215,908	15,179	9.40	226,555	15,054	8.88
Direct financing leases, net	763	31	5.43	1,729	76	5.88
Fees on loans	—	3,379	—	—	3,084	—
Less: allowance for loan and lease losses	(42,416)	—	—	(46,275)	—	—
Net loans and leases	2,356,145	113,010	6.41	2,370,055	115,165	6.50
Total earning assets	3,607,348	148,353	5.50%	3,581,675	153,830	5.74%
Nonearning Assets	426,867			428,409
Total Assets	$4,034,215	$148,353		$4,010,084	$153,830
Interest Bearing Liabilities
Savings	$1,567,209	$7,118	0.61	$1,557,363	$10,930	0.94
Time, $100,000 and over	268,849	4,592	2.28	302,643	5,790	2.56
Other time deposits	602,574	11,019	2.44	657,019	13,028	2.65
Short-term borrowings	197,691	689	0.47	192,357	830	0.58
Other borrowings	373,518	12,140	4.35	428,540	12,380	3.86
Total interest bearing liabilities	3,009,841	35,558	1.58%	3,137,922	42,958	1.83%
Noninterest Bearing Liabilities
Noninterest bearing deposits	644,916			511,148
Accrued interest and other liabilities	36,410			36,520
Total noninterest bearing liabilities	681,326			547,668
Stockholders' Equity	343,048			324,494
Total Liabilities and Stockholders' Equity	$4,034,215			$4,010,084
Net interest income (1)		$112,795			$110,872
Net interest spread (1)			3.92%			3.91%
Net interest income to total earning assets (1)			4.18%			4.14%
Interest bearing liabilities to earning assets	83.44%			87.61%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Total Assets
Dubuque Bank and Trust Company	$1,275,116	$1,294,654	$1,270,387	$1,247,297	$1,316,652
New Mexico Bank & Trust	921,973	891,609	880,980	913,776	891,642
Wisconsin Community Bank	486,319	453,427	469,305	474,366	461,822
Rocky Mountain Bank	425,132	419,697	417,846	417,781	438,923
Riverside Community Bank	316,945	322,601	302,057	290,018	297,272
Galena State Bank & Trust Co.	294,299	296,318	275,807	278,353	289,558
Arizona Bank & Trust	221,481	222,148	231,020	223,574	251,245
Summit Bank & Trust	99,528	95,130	93,600	95,414	100,843
Minnesota Bank & Trust	75,021	67,594	62,251	58,386	57,832
Total Deposits
Dubuque Bank and Trust Company	$929,854	$892,526	$935,424	$902,849	$918,575
New Mexico Bank & Trust	681,413	674,096	659,373	646,302	655,724
Wisconsin Community Bank	402,957	371,037	374,758	392,432	363,868
Rocky Mountain Bank	356,353	349,299	348,723	347,924	349,853
Riverside Community Bank	268,432	271,553	245,639	241,184	242,717
Galena State Bank & Trust Co.	255,006	257,413	239,445	236,647	250,749
Arizona Bank & Trust	179,369	179,885	188,415	183,279	204,663
Summit Bank & Trust	85,431	80,793	80,327	81,024	79,823
Minnesota Bank & Trust	57,058	50,091	46,205	44,278	41,316
Net Income (Loss)
Dubuque Bank and Trust Company	$5,602	$6,132	$4,958	$3,972	$5,353
New Mexico Bank & Trust	1,509	2,505	958	3,098	2,972
Wisconsin Community Bank	2,443	1,882	1,466	1,581	2,157
Rocky Mountain Bank	780	646	(630)	1,393	(695)
Riverside Community Bank	(339)	953	(212)	190	(140)
Galena State Bank & Trust Co.	941	1,113	579	1,000	877
Arizona Bank & Trust	(960)	546	(1,452)	(231)	42
Summit Bank & Trust	(160)	116	(604)	(208)	201
Minnesota Bank & Trust	102	(45)	(81)	(178)	(147)
Return on Average Assets
Dubuque Bank and Trust Company	1.74%	1.92%	1.60%	1.18%	1.69%
New Mexico Bank & Trust	0.65	1.11	0.43	1.33	1.34
Wisconsin Community Bank	2.05	1.63	1.26	1.31	1.85
Rocky Mountain Bank	0.73	0.61	(0.61)	1.27	(0.63)
Riverside Community Bank	(0.42)	1.24	(0.28)	0.25	(0.19)
Galena State Bank & Trust Co.	1.28	1.61	0.85	1.39	1.21
Arizona Bank & Trust	(1.72)	0.94	(2.58)	(0.38)	(0.06)
Summit Bank & Trust	(0.66)	0.49	(2.59)	(0.84)	0.79
Minnesota Bank & Trust	0.56	(0.25)	(0.53)	(1.23)	(1.00)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	4.01%	3.62%	3.59%	3.83%	3.95%
New Mexico Bank & Trust	4.10	4.33	4.34	4.00	4.35
Wisconsin Community Bank	4.33	4.60	4.57	4.26	4.60
Rocky Mountain Bank	4.03	3.85	3.91	3.76	3.81
Riverside Community Bank	3.58	3.90	4.01	4.38	4.30
Galena State Bank and Trust Co.	3.55	3.86	3.73	3.60	3.53
Arizona Bank & Trust	4.10	4.52	4.25	3.72	3.77
Summit Bank & Trust	3.84	3.33	2.99	2.78	3.22
Minnesota Bank & Trust	4.82	4.55	4.75	4.07	3.14

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$731,356	$730,802	$748,354	$734,226	$736,776
New Mexico Bank & Trust	507,416	506,810	513,568	513,658	511,279
Wisconsin Community Bank	318,906	314,432	320,841	320,711	325,543
Rocky Mountain Bank	250,728	247,718	238,201	246,213	260,832
Riverside Community Bank	155,995	157,901	161,238	162,706	165,539
Galena State Bank and Trust Co.	143,680	138,726	136,210	137,153	131,955
Arizona Bank & Trust	137,356	137,853	134,254	124,388	129,871
Summit Bank & Trust	53,402	52,570	47,024	48,020	52,396
Minnesota Bank & Trust	50,545	43,109	40,197	36,013	26,868
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$10,087	$10,148	$11,984	$12,432	$11,961
New Mexico Bank & Trust	10,271	8,405	7,277	7,704	8,297
Wisconsin Community Bank	3,288	3,637	3,369	3,847	4,518
Rocky Mountain Bank	3,953	4,074	4,425	3,779	5,181
Riverside Community Bank	4,770	2,702	3,693	3,524	3,109
Galena State Bank & Trust Co.	1,956	2,077	2,278	1,811	1,743
Arizona Bank & Trust	5,590	5,502	6,018	5,407	5,915
Summit Bank & Trust	1,108	1,091	1,103	1,271	1,312
Minnesota Bank & Trust	507	449	636	565	270
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$4,298	$4,910	$12,897	$7,511	$7,730
New Mexico Bank & Trust	15,404	16,053	15,979	20,753	14,651
Wisconsin Community Bank	11,871	10,359	11,776	12,702	12,070
Rocky Mountain Bank	14,180	16,971	18,303	21,406	29,986
Riverside Community Bank	5,870	5,962	11,443	7,611	7,662
Galena State Bank & Trust Co.	5,309	5,182	6,259	5,308	2,976
Arizona Bank & Trust	10,811	4,054	6,959	8,797	5,758
Summit Bank & Trust	4,159	3,905	4,527	5,965	3,694
Minnesota Bank & Trust	6	110	2,229	8	—
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.38%	1.39%	1.60%	1.69%	1.62%
New Mexico Bank & Trust	2.02	1.66	1.42	1.50	1.62
Wisconsin Community Bank	1.03	1.16	1.05	1.20	1.39
Rocky Mountain Bank	1.58	1.64	1.86	1.53	1.99
Riverside Community Bank	3.06	1.71	2.29	2.17	1.88
Galena State Bank & Trust Co.	1.36	1.50	1.67	1.32	1.32
Arizona Bank & Trust	4.07	3.99	4.48	4.35	4.55
Summit Bank & Trust	2.07	2.08	2.35	2.65	2.50
Minnesota Bank & Trust	1.00	1.04	1.58	1.57	1.00